Exhibit 99.1

Cushman & Wakefield Announces Pricing of Public Offering by Selling Shareholders

March 20, 2019 09:08 AM Eastern Daylight Time

CHICAGO—(BUSINESS WIRE)—Cushman & Wakefield plc (NYSE: CWK) (“Cushman & Wakefield”) announced today the pricing of a public offering of 16,500,000 ordinary shares by certain shareholders, including affiliates of TPG Global, LLC and Ontario Teachers’ Pension Plan, at a price to the public of $17.75 per share. No ordinary shares are being sold by Cushman & Wakefield and Cushman & Wakefield will not receive any of the proceeds from the offering of shares by the selling shareholders. In addition, certain of the selling shareholders have granted the underwriters a 30-day option to purchase up to an additional 2,475,000 ordinary shares. The offering is expected to close on March 22, 2019, subject to customary closing conditions.

Morgan Stanley, J.P. Morgan and Goldman Sachs & Co. LLC are serving as joint book-running managers and representatives of the underwriters for the offering. UBS Investment Bank, Citigroup, Barclays, BofA Merrill Lynch, Credit Suisse and William Blair & Company, L.L.C. will also serve as joint book-running managers for the offering. TPG Capital BD, LLC, HSBC Securities (USA) Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., JMP Securities LLC, China Renaissance Securities (US) Inc., Academy Securities, Inc., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Siebert Cisneros Shank & Co. L.L.C. and The Williams Capital Group, L.P. are acting as co-managers for the offering.

The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the offering, when available, can be accessed for free through the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus, when available, may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities was declared effective on March 20, 2019 by the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Source: Cushman & Wakefield

About Cushman & Wakefield plc

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 51,000 employees in approximately 400 offices and 70 countries. In 2018, the firm had revenue of $8.2 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Forward-Looking Statements

All statements in this press release other than historical facts are forward-looking statements, which rely on a number of assumptions concerning future events, including whether or not the offering will be consummated. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, actual results could differ materially from the forward-looking statements in this press release. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release.

Contacts

Investor Relations Contact

Bill Knightly

Investor Relations

+1 312 338 7860

IR@cushwake.com

Media Contact

Brad Kreiger

Corporate Communications

+1 312 424 8010

brad.kreiger@cushwake.com